Exhibit 99.1
For Immediate Release
Local.com® Acquires Location-Based Shopping Data Company
Krillion™ supplies local shopping information on over 70,000 consumer products from over 50,000 retailers, including in-store availability, comparison pricing, discounts and images
IRVINE, Calif., May 2, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today announced the acquisition of Krillion, Inc. (www.krillion.com), a leading provider of location-based product search that connects online shoppers with products available in stores locally, with current discount, pricing and product information.
Krillion aggregates and matches consumer product information from multiple retailer websites and data feeds to create an up-to-the-minute structured index of over 70,000 products across consumer categories including appliances, baby gear, consumer electronics, computers, tools, video games and home & garden. The data index includes over 1,200 brands from over 50,000 retail locations across the U.S. and incorporates product images, current pricing, manufacturer or retailer discounts and real-time in-stock information.
According to Forrester Research nearly half of retail sales are “web-influenced,” and these web-influenced retail sales are expected to reach $1.2 trillion by the end of 2012.
Krillion provides:
•	The Krillion Localization Engine™, a powerful, patent-pending dynamic local product search platform which connects customers with in-stock products at local retailers

•	StockCheck™, a real-time tool that enables web-savvy shoppers to quickly find, compare and buy products located physically nearby

•	A dynamic product pricing and discounts alert engine

•	The ability for consumers to take advantage of in-store pickup and other convenience services offered by multichannel retailers

•	Local product information that is available as a data service that powers the websites and applications of manufacturers, publishers, mobile providers and rich media advertising for marketers
“Local product search is a natural fit for our business model and our key ‘soccer mom’ demographic,” said Raj Mohan, Local.com senior vice president and general manager, owned & operated. “Krillion provides us with highly valuable local shopping content that we intend to deploy across our business in order to differentiate our various products to our end users, customers and business partners.”
The company plans to utilize Krillion’s product, pricing and discounts data in the following ways:
•	O&O: On the Local.com site as well as the company’s future retail verticals

•	Network: Syndication of shopping data to the Network business unit, which includes over 1,400 regional media publishers’ websites

•	Rovion: Distribution of geo-targeted, hyper-local interactive shopping data via rich media ads that can be distributed across third-party networks such as Yahoo!, AOL & DoubleClick

•	OCTANE360: Distribution of data across new, geo-targeted shopping sites powered by the platform, which currently hosts over 100,000 geo-category websites

•	Spreebird: Integration of real-time discounts from retailers nationwide onto the Spreebird site and via emails to Spreebird subscribers

•	Mobile: Via mobile shopping apps for iPhone®, Android™ and Blackberry® smartphones and tablets
Krillion will be integrated with the company’s Owned & Operated business unit. Sherry Thomas-Zon, Krillion’s CEO, will become Local.com’s vice president, local shopping.
“The Krillion team is excited to join the Local.com family. We have built the leading platform to bring real-time shopping data from retailers to online consumers shopping for products and services locally,” said Thomas-Zon. “Our business is an excellent fit with the media platform Local.com has built. We look forward to integrating Krillion across the Local.com ecosystem.”
Under the terms of the agreement, Local.com acquired all of the outstanding capital stock of Krillion for $3.5 million in cash. Founded in 2006 and based in Mountain View, Calif., Krillion will become a wholly-owned subsidiary of Local.com with offices in Mountain View. Morgan Joseph served as advisors to the company on the transaction.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com powers over 100,000 local websites, and tens of thousands of small businesses use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: http://www.local.com/.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, Yahoo!-Bing paying less RPC and revenues to us for our search results, our ability to adapt our business following the Yahoo!-Bing integration or to improve our RPCs and revenues following that integration, our ability to monetize the Local.com domain, including at a profit, our ability to retain monetization partners for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, the integration and future performance of our Krillion business, the integration and future performance of the Rovion business once that acquisition is completed, our ability to successfully expand our Spreebird business into new markets, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com